                                                                 Exhibit (10)(y)

                     FOURTH AMENDMENT TO CREDIT AGREEMENT
                     ------------------------------------

          THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Agreement") is made as of this 5th day of June, 2001 between C-COR.NET CORP., a Pennsylvania corporation ("C-Cor"), BROADBAND CAPITAL CORPORATION, a Delaware corporation ("Broadband," and collectively with C-Cor, the "Borrowers"), THE UNDERSIGNED BANK PARTIES (individually a "Bank" and collectively, the "Banks") and MELLON BANK, N.A., a national banking association, as agent for the Banks (the "Agent").

                             W I T N E S S E T H :


          WHEREAS, the Borrowers, the Banks and the Agent are parties to a Credit Agreement dated as of August 9, 1999, as amended by that certain First Amendment to Credit Agreement dated as of December 29, 1999, that certain Second Amendment to Credit Agreement dated as of November 24, 2000 and that certain Third Amendment to Credit Agreement dated as of May 17, 2001 (as so amended, the "Credit Agreement"), pursuant to which the Banks agreed to extend to the Borrowers a Twenty Million Dollar ($20,000,000.00) revolving credit facility, a Fifty Million Dollar ($50,000,000.00) standby acquisition facility and a Two Million Five Hundred Thousand Dollar ($2,500,000.00) term loan (Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to them in the Credit Agreement.);

          WHEREAS, the Borrowers have repaid the Term Loan in full;

          WHEREAS, the Borrowers have requested that the Credit Agreement be amended in order to, among other things, amend certain financial covenants; and

          WHEREAS, the Agent and the Banks are willing to grant such request, subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, the Borrowers, the Agent and the Banks hereby covenant and agree as follows:

          1.  Amendments.  Upon the execution and delivery by the Borrowers and
              ----------
the Banks of this Agreement, the Credit Agreement shall be amended as follows:

               (a) The following defined term shall be added to Section 1.01, Certain Definitions, in alphabetical order:

          "Adjusted EBITDA" shall mean EBITDA excluding (i) the restructuring expense in the maximum amount of $7,241,000 (after tax adjustments), plus
                                                                          ----
     (ii) non-recurring charges in the maximum amount of $4,100,000

               (b) Subsection 2.01(e) shall be deleted in its entirety and replaced with the following:

          (e) Maturity. To the extent not due and payable earlier, the Revolving Credit Loans shall be due and payable on the Revolving Credit Expiration Date. If, for any reason, the Revolving Credit Commitment is not extended or renewed beyond the Revolving Credit Expiration Date, all amounts owing by the Borrowers hereunder or under the Notes (including, without limitation, all Letter of Credit Reimbursement Obligations) shall be immediately due and payable and the Agent and/or the Banks shall be entitled to exercise the remedies set forth in Article VIII hereof.

               (c) The pricing grid set forth subsection (a) of Section 2.05, Interest Rates, shall be deleted in its entirety and replaced with the following:

--------------------------------------------------------------------------------------------------------------
                                               Applicable Margin
--------------------------------------------------------------------------------------------------------------
     Funded              Prime Rate     LIBOR Rate Options and              Swingline Loan
  Indebtedness            Options        Letter of Credit Fee            Fed Funds Rate Option
   to Adjusted
  EBITDA/EBITDA
      Ratio
--------------------------------------------------------------------------------------------------------------
Less than 1.50             (0.50%)              1.25%                            1.25%
--------------------------------------------------------------------------------------------------------------
Greater than or            (0.25%)              1.50%                            1.50%
equal to 1.50 and
less than 2.25
--------------------------------------------------------------------------------------------------------------
Greater than or            (0.25%)              1.75%                            1.75%
equal to 2.25 and
less than 2.75
--------------------------------------------------------------------------------------------------------------
Greater than or              0.0                 2.0%                            2.0%
equal to 2.75 and
less than 3.75
--------------------------------------------------------------------------------------------------------------

               (d) Subsection 3.01(d) shall be deleted in its entirety and replaced with the following:

          (d) Letter of Credit Fee. On the date of issuance (and quarterly thereafter), the Borrowers shall pay to the Agent for the account of each Bank a fee (the "Letter of Credit Fee") for each Letter of Credit equal to
     (i) the face amount of each issued and outstanding Letter of Credit times
                                                                         -----
     (ii) the Applicable Margin.

               (e) Subsection (a) of Section 7.01, Financial Covenants, shall be deleted in its entirety and replaced with the following:

          (a) Funded Indebtedness to Adjusted EBITDA/EBITDA Ratio. As of the last day of the fiscal quarters set forth below, the Funded Indebtedness to Adjusted EBITDA Ratio, as measured on a rolling four quarter basis of the four most recent quarters, shall not exceed the following ratios:

               Period Ending        Maximum Ratio
               -------------        -------------

               June 30, 2001        2.25:1.00

               September 30, 2001   3.75:1.00

     As of the last day of each fiscal quarter thereafter, the Funded Indebtedness to EBITDA Ratio, as measured on a rolling four quarter basis of the four most recent quarters, shall not exceed 2.25:1.00.

               (f) Subsection (c) of Section 7.01, Financial Covenants, shall be deleted in its entirety and replaced with the following:

          (c) Current Ratio. As of the last day of the fiscal quarters ending June 30, 2001 and September 30, 2001, the Current Ratio shall not at any time be less than 2.50:1.00. As of the last day of each fiscal quarter thereafter, the Current Ratio shall not at any time be less than 1.25:1.00.

          2.  Representations and Warranties.  (a)  The Borrowers hereby
              ------------------------------
represent and warrant to the Agent and the Banks that there is no default, Event of Default or Potential Default under the Credit Agreement, the Loan Documents, or any other document executed in connection therewith.

               (b) Each of the representations and warranties by the Borrowers in or pursuant to the Credit Agreement or any Loan Document are true and correct in all material respects on and as of the date of this Agreement as though made on and as of such date.

          3.  Other Terms Confirmed.  All other terms and conditions of the
              ---------------------
Credit Agreement, including, without limitation, the right of the Agent and the Banks to CONFESS JUDGMENT, are hereby confirmed and shall remain in full force and effect without modification. From and after the effectiveness of the amendments set forth in Section 1 hereof, all references in any document or instrument to the Credit Agreement shall mean the Credit Agreement as amended by this Agreement.

          4.  Amendment Fee.  Upon the execution of this Agreement, the
              -------------
Borrowers shall pay to the Agent for the sole account of the Agent an amendment fee in an amount equal to 0.05% of the Commitments.

          5.  No New Indebtedness.  The Borrowers specifically acknowledge and
              -------------------
agree that this Agreement shall not represent in any way the extension of any additional credit by the Banks to the Borrowers, or the satisfaction of any indebtedness evidenced by Loan Documents or the Credit Agreement as amended hereby.

          6.  Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          7.  Headings.  The descriptive headings which are used in this
              --------
Agreement are for convenience only and shall not affect the meaning of any provision of this Agreement.

          8.  Governing Law.  This Agreement shall be governed by and construed
              -------------
under the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.


ATTEST:                                           C-COR.NET CORP.


/s/ Joseph E. Zavacky                             By /s/ W. T. Hanelly
---------------------                                -----------------
By: Joseph E. Zavacky                             Name: W.T. Hanelly
Title: Controller                                  Title: VP, Finance
[CORPORATE SEAL]


ATTEST:                                           BROADBAND CAPITAL CORPORATION


/s/ Joseph E. Zavacky                             By /s/ George M. Savereno
---------------------                                ----------------------
By: Joseph E. Zavacky                             Name: George M. Savereno
Title: Director                                    Title: President
[CORPORATE SEAL]

                                    MELLON BANK, N.A., as Issuing Bank and as
                                    Agent for the Banks


                                    By /s/ Joseph N. Butto
                                       -------------------
                                       Name:  Joseph N. Butto
                                       Title: Vice President


                                    MELLON BANK, N.A., individually as a Bank


                                    By /s/ Joseph N. Butto
                                       -------------------
                                       Name:  Joseph N. Butto
                                       Title: Vice President


                                    FIRST UNION NATIONAL BANK, individually as a
                                    Bank


                                    By /s/ Frank Kulp
                                       --------------
                                       Name:  Frank Kulp
                                       Title: Vice President


                                    PNC BANK, NATIONAL ASSOCIATION, individually as a Bank


                                    By /s/ Thomas J. Fowlston
                                       ----------------------
                                       Name:  Thomas J. Fowlston
                                       Title: Vice President